EXHIBIT E

     MINORCO VOTING AGREEMENT dated as of August 8, 1994 (this "Agreement"), among AGRICULTURAL MINERALS AND CHEMICALS INC., a Delaware corporation (the "Company"),TERRA INDUSTRIES INC., a Maryland corporation ("Parent"), and MINORCO (U.S.A.) INC., a Colorado corporation (the "Stockholder").

     WHEREAS, Parent and AMCI Acquisition Corporation, a Delaware corporation ("Parent Sub") and a wholly owned subsidiary of Parent, propose to enter into a Merger Agreement dated as of the date hereof (the "Merger Agreement"), with the Company, which provides, among other things, that Parent Sub will merge with and into the Company pursuant to the Merger Agreement;

     WHEREAS, as of the date hereof, the Stockholder owns
37,160,725 Common Shares, without par value, of Parent ("Parent
Common Shares"); and

     WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has requested that the Stockholder agree, and in order to induce the Company to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the Parent Common Shares now owned and which may hereafter be acquired by the Stockholder (the "Shares") and any other securities, if any, which the Stockholder is entitled to vote at any meeting of stockholders of the Parent (the "Other Securities").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows (terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement):

     1. Voting Agreement. The Stockholder hereby agrees that, so long as this Agreement shall remain in effect, at any meeting of the shareholders of Parent, however called, and in any action by consent of the stockholders of Parent, the Stockholder shall vote the Shares and the Other Securities in favor of approval of the issuance of Parent Common Shares pursuant to the MNO Stock Put Agreement (as such term is defined in the Merger Agreement).

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     2.  Representations and Warranties.  The Stockholder
hereby represents and warrants to the Company as follows:

     (a) the Stockholder has all necessary power and authority to execute and deliver this Agreement and the MNO Stock Put Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; this Agreement and the MNO Stock Put Agreement have been duly executed and delivered by the Stockholder and constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms;

(b) (i) the execution and delivery of this Agreement and the MNO Stock Put Agreement by the Stockholder do not, and the performance of this Agreement and the MNO Stock Put Agreement by the Stockholder will not (A) conflict with or violate any Laws applicable to the Stockholder or by which the Shares or the Other Securities owned by such Stockholder are bound or affected or (B) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of a lien or encumbrance on any of the Shares or the Other Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or Other Securities owned by the Stockholder are bound or affected;

     (c) the execution and delivery of this Agreement and the MNO Stock Put Agreement by the Stockholder do not, and the performance of this Agreement and the MNO Stock Put Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

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     (d) as of the date hereof, the Stockholder is the
record and beneficial owner of not less than 37,160,725 Parent Common Shares. Such Shares owned by the Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares or Other Securities owned by the Stockholder.

     3.  Disposition or Encumbrance of Shares.  The
Stockholder hereby covenants and agrees that, during the term of this Agreement, the Stockholder shall not sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to, the Shares, unless, in any such case, such transferee, attorney-in-fact, mortgagee or other person who shall so succeed to an interest in the Shares shall agree in writing to be bound by the terms of this Agreement.

     4. Termination. This Agreement shall terminate upon the earlier to occur of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms (other than as a direct or indirect result of the failure of the Stockholder to perform its obligations hereunder).

     5.  Miscellaneous. (a) Parent, the Stockholder and the
Company will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to accomplish the purposes of this Agreement.

     (b) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     (c) This Agreement constitutes the entire agreement among Parent, the Stockholder and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Parent, the Stockholder and the Company with respect to the subject matter hereof.

     (d) This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     (e) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

     IN WITNESS WHEREOF, Parent, the Stockholder and the
Company have duly executed this Agreement as of the date first above written.



                         MINORCO (U.S.A.) INC.


                         By:  s/Ben L. Keisler
                              Name:  Ben L. Keisler
                              Title: Vice President, General
                                      Counsel and Secretary


                         TERRA INDUSTRIES INC.


                         By:  s/B. M. Joyce
                              Name:  Burton M. Joyce
                              Title: President and
                                      Chief Executive Officer


                              AGRICULTURAL MINERALS AND
                               CHEMICALS INC.


                         By:  s/Robert B. Gwyn
                              Name:  Robert B. Gwyn
                              Title: President and
                                      Chief Executive Officer